UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6035 (Commission File No.)	95-2588754 (IRS Employer Identification No.)

3033 Science Park Road

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Item 5.  Other Events and Required FD Disclosure.

On February 13, 2004, The Titan Corporation announced that the U.S. Securities and Exchange Commission had commenced an investigation into whether payments made pursuant to certain agreements between Titan and international consultants were made in violation of applicable law. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable
(c)	Exhibits.

99.1  Press Release issued by The Titan Corporation on February 13, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2004	THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp

Name: Mark W. Sopp Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by The Titan Corporation on February 13, 2004